Exhibit 10.43

Stock Option Termination Agreement

Re: Options to purchase 300,000 shares of Transax International Limited, a Colorado corporation (the “Company”) common stock, $0.00001 par value, at an exercise price of $0.06 per share (the “Stock Options”) issued under the Company’s 2004 Stock Option Plan

The undersigned hereby confirms and agrees that the above referenced Stock Options have not been exercised or assigned by the undersigned and are hereby terminated.  Further, the undersigned confirms and agrees that the undersigned has no other rights to purchase any securities of the Company or receive any compensation from the Company.

/s/ Stephen Walters
Stephen Walters

Date: December 30, 2011